Exhibit 99.1

Intermountain Community Bancorp Announces Closing of $47.3 Million Capital Raise

SANDPOINT, IDAHO, January 23, 2012 (GLOBE NEWSWIRE) — Intermountain Community Bancorp, (OTCBB: IMCB) (the “Company”), the holding company of Panhandle State Bank (the “Bank”), today announced that it had successfully closed its previously-announced $47.3 million private capital raise led by Castle Creek Capital Partners IV, L.P. (“Castle Creek”) and affiliates of Stadium Capital Management, LLC (“Stadium”) through the issuance and sale of shares of common stock at $1.00 per share and a newly-created mandatorily convertible series of preferred stock which will automatically convert into shares of a new series of non-voting common stock at a conversion price of $1.00 upon shareholder approval of such non-voting common stock. The Company also issued to each of Castle Creek and Stadium, for no additional consideration, warrants to purchase 850,000 shares of non-voting common stock at $1.00 per share.

The Company expects to use the proceeds from the capital raise and the planned $5 to 8 million rights offering to make capital contributions to and strengthen the balance sheet of the Bank, for other general corporate purposes and as otherwise provided for in the securities purchase agreements with the investors.

Sandler O’Neill + Partners, L.P. served as placement agent for the private offering.

For additional information concerning the capital raise, please refer to the Company’s current report on Form 8-K regarding these transactions filed with the Securities and Exchange Commission on January 23, 2012.

About the Company

Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with 19 banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d’Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

All data contained in this report have been prepared on a consolidated basis for Intermountain Community Bancorp. IMCB’s shares are quoted on the OTC Bulletin Board, ticker symbol IMCB. Additional information on Intermountain Community Bancorp, and its internet banking services, can be found at www.intermountainbank.com.

Additional Information

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to any failure to satisfy all closing conditions for the capital raise and any resulting inability to complete the issuance and sale of the securities in the manner intended, and the other risks described in the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Intermountain Community Bancorp

Curt Hecker, CEO

(208) 263-0505

curt.hecker@panhandlebank.com

Doug Wright, Executive Vice President & CFO

(509) 363-2635

doug.wright@intermountainbank.com